UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Proxy Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

TRIBUNE MEDIA COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRIBUNE MEDIA COMPANY

435 North Michigan Avenue

Chicago, Illinois 60611

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF THE MAJORITY OF

STOCKHOLDERS IN LIEU OF A MEETING OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

To the stockholders of Tribune Media Company:

The enclosed Information Statement is being furnished by Tribune Media Company, a Delaware corporation (the “Company”), to the holders of record of our Class A common stock, par value $0.001 per share (“Class A Common Stock”), and our Class B common stock, par value $0.001 per share (“Class B Common Stock”), at the close of business on December 15, 2014 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of the enclosed Information Statement is to inform our stockholders of the approval by written consent of requisite holders of our common stock of the filing of a certificate of amendment (the “Certificate of Amendment”) to our Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 200,000,000 to 1,000,000,000 and, accordingly, the number of total authorized shares of capital stock of the Company from 1,240,000,000 to 2,040,000,000 (the “Action”).

The Certificate of Amendment was approved by the Board of Directors (the “Board”) of the Company on December 15, 2014, directing that it be submitted to the stockholders of the Company for their approval. As of the Record Date, there were 94,900,407 shares of our Class A Common Stock and 2,941,408 shares of our Class B Common Stock outstanding. As of May 22, 2015, the Company had received written consents in lieu of a meeting of stockholders to approve the Certificate of Amendment from (i) holders of shares of Class B Common Stock representing approximately 82.4% of the outstanding shares of Class B Common Stock as of the Record Date and (ii) holders of shares of Class A Common Stock and Class B Common Stock, voting together as a class, representing approximately 51.0% of the aggregate outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date (together, the “Majority Stockholders”).

Accordingly, as of May 22, 2015, the Company had received the requisite number of written consents from the Majority Stockholders to approve the Action. Your consent is not required and is not being solicited in connection with the approval of the Certificate of Amendment. The Certificate of Amendment will become effective when we file the Certificate of Amendment with the Secretary of State of the State of Delaware. The Certificate of Amendment will not be filed, and will not become effective, until the date that is at least 20 days after the enclosed Information Statement is mailed to our stockholders. We have attached as Exhibit A hereto a form of the Certificate of Amendment.

The Action taken by written consent was taken pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 2.06 of our Amended and Restated Bylaws (the “Bylaws”), which provide that any action that may be taken at a meeting of the stockholders may be taken by the written consent of the holders of the number of shares of voting stock required to approve the action at a meeting. On such basis, to eliminate the need to hold a special meeting of our Class A and Class B stockholders, the Action was approved by the Majority Stockholders by written consent in accordance with the DGCL and the Bylaws. This Information Statement is being furnished to our stockholders as of the Record Date in accordance with Section 14(c) of the Exchange Act, and the rules promulgated by the Securities and Exchange Commission thereunder, solely for the purpose of informing our stockholders of the actions taken by the written consent before they become effective.

The purpose and effect of the Certificate of Amendment is to match the number of authorized shares of Class B Common Stock with the current number of authorized shares of Class A Common Stock because of the cross-convertibility feature of each class of our common stock, as described further in the enclosed Information Statement.

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT JUNE 1, 2015 TO STOCKHOLDERS OF RECORD ON THE RECORD DATE. THIS IS NOT A NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

Sincerely,

Peter Liguori President and Chief Executive Officer

TRIBUNE MEDIA COMPANY

435 North Michigan Avenue

Chicago, Illinois 60611

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

GENERAL INFORMATION

Tribune Media Company, a Delaware corporation, with its principal executive offices located at 435 North Michigan Avenue, Chicago, Illinois, 60611, is sending you this information statement (the “Information Statement”) to notify you of an action that the requisite holders of our common stock have taken by written consent in lieu of a meeting of stockholders. References in this Information Statement to the “Company,” “we,” “our,” “us” and “Tribune” are to Tribune Media Company.

The record date for determining stockholders of record entitled to receive this Information Statement was the close of business on December 15, 2014 (the “Record Date”). Copies of this Information Statement are being mailed on or about June 1, 2015 to the holders of record on the Record Date of the outstanding shares of our Class A common stock, par value $0.001 per share (“Class A Common Stock”), and Class B common stock, par value $0.001 per share (“Class B Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of the Record Date, there were 94,900,407 shares of our Class A Common Stock and 2,941,408 shares of our Class B Common Stock outstanding.

Action by Written Consent

The following action was approved by the written consent of (i) holders of shares of Class B Common Stock representing approximately 82.4% of the outstanding shares of Class B Common Stock as of the Record Date and (ii) holders of shares of Class A Common Stock and Class B Common Stock, voting together as a class, representing approximately 51.0% of the aggregate outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date (together, the “Majority Stockholders”) in lieu of a meeting of stockholders:

•	the filing of a certificate of amendment (the “Certificate of Amendment”) to our Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock from 200,000,000 to 1,000,000,000 and, accordingly, the number of total authorized shares of capital stock of the Company from 1,240,000,000 to 2,040,000,000 (the “Action”).

The Certificate of Amendment was approved by our Board of Directors (the “Board”) on December 15, 2014.

The Certificate of Amendment is described more fully below in this Information Statement. The Certificate of Amendment will not be filed, and will not become effective, until the date that is at least 20 days after this Information Statement is mailed to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

Stockholders Entitled to Receive Notice of Action by Written Consent

Stockholders may take action pursuant to a written consent in lieu of a meeting of stockholders, in accordance with Section 228 of the Delaware General Corporation Law (the “DGCL”) and Section 2.06 of our

Amended and Restated Bylaws (the “Bylaws”), which provide that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. To eliminate the need to hold a special meeting of our Class A and Class B stockholders, action by the written consent of the requisite holders of our common stock was undertaken. As required by the Securities and Exchange Commission (the “SEC”) rules and in accordance with Rule 14c-2(b) of the Exchange Act, we will mail this Information Statement on or about June 1, 2015 to all of our stockholders of record on the Record Date.

Only holders of record of our Class A Common Stock and Class B Common Stock at the close of business on December 15, 2014 are entitled to notice of the Action taken by written consent.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the Action being taken pursuant to the written consent can become effective is 20 days after the first mailing or other delivery of this Information Statement to our stockholders. After such 20-day period, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will result in an increase in the number of authorized shares of Class B Common Stock from 200,000,000 to 1,000,000,000 and, accordingly, the number of total authorized shares of capital stock of the Company from 1,240,000,000 to 2,040,000,000. We recommend that you read this Information Statement in its entirety for a full description of the Action approved by the Majority Stockholders.

Dissenters’ Rights of Appraisal

No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Action.

ACTION: APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF CLASS B COMMON STOCK

On December 15, 2014, our Board approved the adoption of the Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, which authorizes an increase in the number of authorized shares of Class B Common Stock from 200,000,000 to 1,000,000,000 and, accordingly, the number of total authorized shares of capital stock of the Company from 1,240,000,000 to 2,040,000,000. As of May 22, 2015, the Company had received the requisite number of written consents from the Majority Stockholders to approve the Certificate of Amendment. No further action of our stockholders is required to approve the adoption of the Certificate of Amendment. You are hereby being provided with notice of the approval of such amendment by less than unanimous written consent of our stockholders. The form of the Certificate of Amendment is attached as Exhibit A hereto.

Promptly after the 20th day after the date this Information Statement has been sent to stockholders, we intend to take all other required actions to complete the adoption of the Certificate of Amendment consistent with the foregoing by filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The increase in our authorized Class B Common Stock and our total authorized capital stock will become effective on the date of filing.

We are currently authorized by our Second Amended and Restated Certificate of Incorporation to issue 1,000,000,000 shares of Class A Common Stock, 200,000,000 shares of Class B Common Stock and 40,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). As of the Record Date, there were 94,900,407 shares of our Class A Common Stock, 2,941,408 shares of our Class B Common Stock and no share of our Preferred Stock outstanding. As of the Record Date, there were a total of 2,009,961 shares of common stock issuable upon exercise of outstanding Warrants and 1,818,371 shares of common stock issuable upon the exercise of outstanding options and vesting of restricted stock awards (together, the “Outstanding Issuable Securities”).

The additional shares of Class B Common Stock authorized under the Certificate of Amendment have rights identical to the currently outstanding Class B Common Stock of the Company. Except as otherwise required by law or expressly provided in our Second Amended and Restated Certificate of Incorporation, a holder of Class B Common Stock shall not be entitled to vote on any matter submitted to a vote of our stockholders except that (i) a holder of Class B Common Stock shall be entitled to one vote per share and shall be entitled to vote as a separate class on any amendment, alteration, change or repeal of any provision of our Certificate of Incorporation that adversely affects the powers, preferences or special rights of the Class B Common Stock in a manner different from the powers, preferences or special rights of the Class A Common Stock and (ii) a holder of Class B Common Stock shall be entitled to one vote per share, voting together with the holders of Class A Common Stock as a single class, on certain non-ordinary course transactions to the extent that such transaction is submitted to a vote of the holders of Class A Common Stock. The holders of our Class A Common Stock and Class B Common Stock are entitled to receive dividends when, as, and if declared by our Board out of funds legally available therefore.

Considerations Relating to the Increase in Class B Common Stock Authorized Shares

The purpose and effect of the Certificate of Amendment is to match the number of authorized shares of Class B Common Stock with the current number of authorized shares of Class A Common Stock. On July 14, 2014, our stockholders approved our Second Amended and Restated Certificate of Incorporation, which became effective upon filing with the Secretary of State of the State of Delaware on July 15, 2014. The Second Amended and Restated Certificate of Incorporation provided for an increase in the total authorized capital stock of the Company from 440,000 to 1,240,000,000 and an increase in the number of authorized shares of Class A Common Stock from 200,000,000 to 1,000,000,000. However, under the Second Amended and Restated Certificate of Incorporation, the number of authorized shares of Class B Common Stock remained at 200,000,000. The Second Amended and Restated Certificate of Incorporation also allows for shares of Class A Common Stock to convert into an equal number of shares of Class B Common Stock and for shares of Class B Common Stock to convert into an equal number of shares of Class A Common Stock, each subject to certain procedural requirements. In light of the cross-convertibility feature of each class of our common stock and the prior increase in the number of authorized shares of Class A Common Stock to 1,000,000,000, the Board believes that it is in the best interests of the Company for the number of authorized shares of the Company’s Class B Common Stock to match the number of authorized shares of the Company’s Class A Common Stock so as to accommodate any conversion of shares of Class A Common Stock into shares of Class B Common Stock at any time and from time to time.

Increasing the number of authorized shares of Class B Common Stock to match the number of authorized shares of Class A Common Stock provides the Company with the appropriate flexibility to pursue finance and corporate opportunities involving our common stock, which may include private or public offerings of our equity securities, or to issue stock dividends. We have no immediate plans, arrangements or understandings to issue any additional shares of Class A Common Stock or Class B Common Stock, other than pursuant to equity compensation plans or upon the exercise of Warrants.

The shares of Class A Common Stock and Class B Common Stock will be available for issuance by the Board for proper corporate purposes, including but not limited to, stock dividends, acquisitions, financings and equity compensation plans. The issuance of additional shares of common stock in the future would have the effect of diluting earnings per share, voting power and common shareholdings of stockholders and could cause a reduction in the market price of our common stock.

While the increase in the authorized number of shares of Class B Common Stock is not designed to deter or prevent a change of control, under some circumstances we could use the additional authorized shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company by, for example, issuing those shares in private placements to purchasers who might side with our Board in opposing a hostile takeover bid. The increase in the authorized number of shares of Class B Common Stock did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and we did not take action to increase the authorized shares of our Class B Common Stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the amount of our common stock beneficially owned as of May 15, 2015, by those known to us to beneficially own more than 5% of our common stock, by our directors and named executive officers individually and by our directors and all of our executive officers as a group.

The percentage of shares outstanding provided in the tables is based on 95,104,916 shares of our Class A Common stock and 41,674 shares of our Class B Common Stock outstanding as of May 15, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The SEC’s rules generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the voting power or investment power, which includes the power to dispose of those securities. The rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. For purposes of calculating the total percentage beneficially owned only, we have assumed the exercise of all Warrants by all holders of Warrants into shares of Class A Common Stock. As of May 15, 2015, there were 1,250,318 Warrants outstanding.

Unless otherwise indicated, the address for each beneficial owner who is also a director or executive officer is 435 North Michigan Avenue, Chicago, Illinois 60611.

Name and Address of Owner	Class of Common Stock	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned	Total Percentage Beneficially Owned**
Principal shareholders:
Oaktree Tribune, L.P.(1)	Class A	14,145,447	14.9%	14.7%
Investment funds managed by Angelo, Gordon & Co. L.P.(2)	Class A	6,667,790	7.0%	6.9%
Entities affiliated with JPMorgan Chase Bank, N.A.(3)	Class A	6,193,217	6.5%	6.4%
Named executive officers and directors:
Peter Liguori(4)	Class A	146,906	*	*
Craig A. Jacobson	Class A	26,126	*	*
Bruce A. Karsh	Class A	—	*	*
Michael Kreger	Class A	—	*	*
Ross Levinsohn	Class A	14,002	*	*
Kenneth Liang	Class A	—	*	*
Peter E. Murphy	Class A	14,589	*	*
Laura R. Walker(4)	Class A	5,144	*	*
Steven Berns(4)	Class A	27,251	*	*
Chandler Bigelow(4)	Class A	33,579	*	*
Edward P. Lazarus(4)	Class A	27,211	*	*
Lawrence Wert(4)	Class A	23,861	*	*
All directors and executive officers as a group (14 persons)(4)	Class A	344,217	*	*

*	Represents less than one percent
**	For purposes of calculating this percentage only, we have assumed the exercise of all Warrants by all holders of Warrants into shares of Class A Common Stock.

(1)	Based upon Amendment No. 1 to the report on Form 13G, filed with the SEC on April 30, 2015. The Form 13G reported that Oaktree Tribune, L.P. beneficially owned 14,145,447 shares of Class A Common Stock. The general partner of Oaktree Tribune, L.P. is Oaktree AIF Investments, L.P. (“AIF Investments”). The general partner of AIF Investments is Oaktree AIF Holdings, Inc. (“AIF Holdings”). The holder of all of the voting shares of AIF Holdings is Oaktree Capital Group Holdings, L.P. (“OCGH”). The general partner of OCGH is Oaktree Capital Group Holdings GP, LLC (“OCGH GP”). The media company business of OCGH GP is managed by a media company committee, which controls the decisions of OCGH GP with respect to the vote and disposition of the shares held by Oaktree Tribune, L.P. The members of such committee are Howard S. Marks, Bruce A. Karsh, John B. Frank, David M. Kirchheimer and Stephen A. Kaplan. All members of such committee disclaim beneficial ownership of the shares shown as beneficially owned by Oaktree Tribune, L.P. Excludes 25,046 shares of Class A Common Stock and 3,346 restricted stock units held by OCM FIE, LLC, an Oaktree affiliated entity, granted to OCM FIE, LLC in consideration for the service of Bruce A. Karsh and Kenneth Liang on our Board of Directors. The address of Oaktree Tribune, L.P. is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.
(2)	According to information provided to Tribune by Angelo, Gordon & Co. L.P., as of May 15, 2015, investment funds managed by Angelo, Gordon & Co. L.P. beneficially owned 6,667,790 shares of Class A Common Stock. The address of Angelo, Gordon & Co. L.P. is 245 Park Ave., 26th Floor, New York, NY 10167.
(3)	According to information provided to Tribune by JPMorgan Chase & Co., as of May 15, 2015, certain subsidiaries of JPMorgan Chase & Co. beneficially owned 6,193,217 shares of Class A Common Stock. The shares of Class A Common Stock consist of 5,845,738 shares held by Isolieren Holding Corp., 326,730 shares held by J.P. Morgan Securities LLC, 19,441 shares held by J.P. Morgan Broker-Dealer Holdings Inc. and the right of JPMorgan Chase Bank, N.A. to acquire 1,308 shares. JPMorgan Chase & Co. is a publicly traded company. The address of JPMorgan Chase & Co. is 270 Park Ave., New York, NY 10017.
(4)	For each of the executive officers (other than Mr. Batter), includes options to purchase shares of Class A Common Stock which are currently exercisable or which will become exercisable within 60 days of the determination date. For Mr. Murphy, includes shares underlying deferred stock units. For Ms. Walker, includes shares underlying restricted stock units that will vest within 60 days of the determination date.

INTEREST OF PERSONS IN MATTERS TO BE ACTED UPON

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of the Action, other than as discussed herein.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.

COSTS OF THE INFORMATION STATEMENT

We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitation. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending the Information Statement to beneficial owners of Class A Common Stock and Class B Common Stock.

AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on our corporate website at www.tribunemedia.com. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this Information Statement. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRIBUNE MEDIA COMPANY

Tribune Media Company (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), does hereby certify:

FIRST: The Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

The first sentence of Article 4 of the Second Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as set forth below:

“4. Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is two billion, forty million (2,040,000,000) shares, consisting of: (a) one billion (1,000,000,000) shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”); (b) one billion (1,000,000,000) shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”); and (c) forty million (40,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided.”

SECOND: The amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the DGCL, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability, and directing that it be submitted to the stockholders of the Corporation for their approval; and the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted having consented in writing to the adoption of such amendment.

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment on the    day of            , 2015.

TRIBUNE MEDIA COMPANY

By:
Name:	Edward Lazarus
Title:	Executive Vice President and
General Counsel